UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2011

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2011, M-tron Industries, Inc. (“Mtron”) and Piezo Technology Inc. (“Piezo”, and together with Mtron, “MtronPTI”), each a wholly owned subsidiary of The LGL Group, Inc. (the “Company”), entered into a Master Loan Agreement, dated as of June 30, 2011 (the “Loan Agreement”), with J.P. Morgan Chase Bank, N.A. (the “Bank”).  The Loan Agreement provides for the following credit facilities: (i) a revolving line of credit in the amount of $4,000,000, to be used solely for working capital needs (the “Revolving Loan”), (ii) a commercial line of credit in the amount of $2,000,000, to be used solely for tangible capital expenditures and, at the Bank’s sole discretion, business acquisitions (the “Commercial Loan”), and (iii) a term loan in the amount of $536,192 (the “Term Loan”).  The Revolving Loan bears interest at the greater of (x) the Bank’s prime rate or (y) the one-month LIBOR rate plus 2.50% per annum (the “CB Rate”), with interest due and payable on a monthly basis and the outstanding principal balance plus all accrued but unpaid interest due and payable on June 30, 2013.  The Commercial Loan bears interest at the CB Rate, with interest due and payable on a monthly basis and the outstanding principal balance plus all accrued but unpaid interest due and payable on June 30, 2012.  The Term Loan bears interest at 5.00% per annum, with principal and interest due and payable in monthly installments of $29,500 and the outstanding principal balance, plus all accrued but unpaid interest due and payable on January 31, 2013.  All outstanding obligations of MtronPTI under the Loan Agreement are collateralized by a first priority security interest in all of the assets of MtronPTI, excluding real property.  Additionally, in connection with the Loan Agreement, Piezo entered into a separate agreement with the Bank providing that Piezo would not mortgage or otherwise encumber certain real property it owns in Florida while the credit facilities under the Loan Agreement are outstanding.

A copy of the Loan Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.  The terms of the Revolving Loan, the Commercial Loan and the Term Loan are evidenced by separate notes, each dated June 30, 2011, forms of which are filed herewith as Exhibit 10.2,  Exhibit 10.3, and Exhibit 10.4, respectively, and incorporated herein by reference (collectively, the “Notes”).

The Loan Agreement contains a variety of customary affirmative and negative covenants, including but not limited to those relating to mergers and consolidations, changes in ownership, compliance with laws and incurrence of additional indebtedness and liens.  The Loan Agreement also contains financial covenants relating to the maintenance of certain minimum levels of tangible net worth and net income and a certain minimum debt service coverage ratio.  In addition, the Loan Agreement provides for customary events of default including but not limited to payment defaults, breach of other obligations under the Loan Agreement, bankruptcy or insolvency, material default with respect to any obligation owed to the Bank and default with respect to other material indebtedness.

The foregoing descriptions of the Loan Agreement and the Notes are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith and incorporated herein by reference.

The Loan Agreement, the Notes and the credit facilities provided thereunder replaced the credit facilities provided under that certain Amended and Restated Loan Agreement, dated as of June 30, 2010, by and among MtronPTI and First National Bank of Omaha, as amended (the “FNBO Agreement”), which was terminated by MtronPTI on June 30, 2011.

Item 1.02.                      Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the FNBO Agreement is incorporated by reference into this Item 1.02.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Loan Agreement and the Notes is incorporated by reference into this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Master Loan Agreement, dated June 30, 2011, by and among M-tron Industries, Inc., Piezo Technology, Inc. and J.P. Morgan Chase, N.A.
10.2	Form of Revolving Loan Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of J.P. Morgan Chase, N.A.
10.3	Form of Commercial Loan Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of J.P. Morgan Chase, N.A.
10.4	Form of Term Loan Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of J.P. Morgan Chase, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 7, 2011	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Master Loan Agreement, dated June 30, 2011, by and among M-tron Industries, Inc., Piezo Technology, Inc. and J.P. Morgan Chase, N.A.
10.2	Form of Revolving Loan Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of J.P. Morgan Chase, N.A.
10.3	Form of Commercial Loan Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of J.P. Morgan Chase, N.A.
10.4	Form of Term Loan Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of J.P. Morgan Chase, N.A.